FOR IMMEDIATE RELEASE

                                                      JULY 16, 1996


DIGNITY PARTNERS ANNOUNCES TEMPORARY WITHDRAWAL FROM MARKET FOR
POLICIES INSURING AIDS AND HIV PATIENTS

          SAN FRANCISCO - (JULY 16, 1996)Dignity Partners, Inc. (DPNR) today announced that, in light of the data presented at the International AIDS conference in Vancouver, British Columbia, the Board of Directors determined that the Company will temporarily cease processing new applications for viatical settlements for people afflicted with AIDS and HIV while it further analyzes the research results. The Company noted that in excess of 95% of its historical business involved policies insuring people with AIDS or HIV. The Company indicated that, although the medical developments announced at the AIDS conference are welcome news for many, if the treatments are effective in the long term, the Company's results will be adversely affected.

          Dignity Partners, Inc. is a nationwide specialty finance services company that provides viatical settlements for terminally ill persons.
A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit from, a life insurance policy, (KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: INSURANCE EARNINGS).

                                      -30-

CONTACTS:

DIGNITY PARTNERS, INC., SAN FRANCISCO
John Ward Rotter, 415/362-9469

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